               PRICING SUPPLEMENT NO. A0013 DATED JANUARY 6, 2004

  (TO PROSPECTUS SUPPLEMENT DATED JULY 11, 2003 AND PROSPECTUS DATED JUNE 30,
                                     2003)

                   RULE 424(B)(3)        FILE NO. 333-106272

                          $10,050,000 PRINCIPAL AMOUNT
                       EQUITY LINKED SECURITIES (ELKS(R))

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                          MEDIUM-TERM NOTES, SERIES A
                        (REGISTERED NOTES -- FIXED RATE)

                    7.5% ELKS(R) BASED ON THE COMMON STOCK OF
                        HEWLETT-PACKARD COMPANY DUE 2005

- The ELKS pay a total coupon of $75.6250 in cash for each $1,000 principal amount of ELKS. The total coupon is composed of interest in the amount of $13.6327 and an option premium in the amount of $61.9923, and is payable in part on July 15, 2004 and in part on January 18, 2005.

- The ELKS will mature on January 18, 2005. You will receive at maturity for each $1,000 principal amount of ELKS either (1) 42.07 shares of Hewlett-Packard common stock, if the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day) is less than or equal to $17.83 (approximately 75% of the initial share price), or (2) $1,000 in cash.

- The ELKS will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

- Application will be made to list the ELKS on the American Stock Exchange under the symbol HPX.A.

INVESTING IN THE ELKS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS RELATING TO THE ELKS" BEGINNING ON PAGE PS-5.

THE ELKS REPRESENT OBLIGATIONS OF CITIGROUP GLOBAL MARKETS HOLDINGS INC. ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN HEWLETT-PACKARD COMPANY OR ANY OF ITS AFFILIATES. HEWLETT-PACKARD COMPANY IS NOT INVOLVED IN ANY WAY IN THIS OFFERING AND HAS NOT AUTHORIZED, SPONSORED OR CONSENTED TO THE ISSUANCE OF THE ELKS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ELKS or determined that this prospectus, prospectus supplement and pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

The ELKS are not deposits or savings accounts but are unsecured debt obligations of Citigroup Global Markets Holdings Inc. and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                                                                  PER
                                                                  ELKS         TOTAL
                                                                --------    -----------
Public Offering Price                                            $1,000     $10,050,000
Agent's Commission                                               $   10     $   100,500
Proceeds to Citigroup Global Markets Holdings Inc.               $  990     $ 9,949,500

We expect that delivery of the ELKS will be made against payment therefor on or about January 15, 2004. Because the ELKS will not settle in T+3, purchasers who wish to trade the ELKS on the date hereof or the next following business day will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own investment advisor.

The ELKS are being offered through Citigroup Global Markets Inc., as principal.

                                   CITIGROUP

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from the accompanying prospectus and prospectus supplement and this pricing supplement to help you understand the 7.5% ELKS based on the common stock of Hewlett-Packard Company. You should carefully read the entire prospectus, prospectus supplement and pricing supplement to understand fully the terms of the ELKS, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the ELKS. You should, in particular, carefully review the section entitled "Risk Factors Relating to the ELKS", which highlights a number of risks, to determine whether an investment in the ELKS is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus.

WHAT ARE THE ELKS?

     The ELKS are a series of unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. The ELKS will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings. The ELKS mature on January 18, 2005 and do not provide for earlier redemption by you.

     Each ELKS represents a principal amount of $1,000. You may transfer the ELKS only in minimum denominations of $1,000 and integral multiples of $1,000. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ELKS in the form of a global certificate, which will be held by the Depository Trust Company or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ELKS by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ELKS through the accounts that each of these systems maintains as a participant in DTC. You should refer to the section "Description of the Notes -- Book-Entry System" in the prospectus supplement and the section "Book-Entry Procedures and Settlement" in the prospectus.

WILL I RECEIVE INTEREST ON THE ELKS?

     A coupon of $37.5000 per $1,000 principal amount of ELKS will be paid in cash on July 15, 2004 and a coupon of $38.1250 per $1,000 principal amount of ELKS will be paid in cash on January 18, 2005. The July 15, 2004 coupon will be composed of $6.7600 of interest, at a rate of 1.3520% per annum, and a partial payment of an option premium in the amount of $30.7400. The January 18, 2005 coupon will be composed of $6.8727 of interest, at a rate of 1.3520% per annum, and a partial payment of an option premium in the amount of $31.2523.

WHAT WILL I RECEIVE AT MATURITY OF THE ELKS?

     At maturity, you will receive for each ELKS you hold the maturity payment. The maturity payment for each ELKS will equal either:

     - a number of shares of Hewlett-Packard Company common stock equal to the exchange ratio, if the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third trading day before maturity is less than or equal to $17.83 (approximately 75% of the initial share price) (any fractional shares will be paid in cash), or

     - $1,000 in cash.

     As a result, if the trading price of Hewlett-Packard common stock on any trading day after the date of this pricing supplement up to and including the third trading day before maturity is less than or equal to approximately 75% of the initial share price, the value of Hewlett-Packard common stock you receive at maturity for each ELKS may be less than the price paid for each ELKS, and could be zero. You will not in any case receive a maturity payment with a value of more than $1,000 unless (1) the trading price of Hewlett-Packard common stock on any trading day after the date of this pricing supplement up to and including the third trading day before maturity is less than or equal to approximately 75% of the initial share price and (2) at maturity the price of Hewlett-Packard common stock is greater than the initial share price.

     The initial share price will equal $23.77, the price per share of Hewlett-Packard common stock at the market close on January 6, 2004, the date on which the ELKS were priced for initial sale to the public.

     The exchange ratio will equal 42.07.

HOW HAS HEWLETT-PACKARD COMMON STOCK PERFORMED HISTORICALLY?

     We have provided a table showing the high and low sale prices for Hewlett-Packard common stock for each quarter since the first quarter of 1999. You can find this table in the section "Historical Data on the Common Stock of Hewlett-Packard Company" in this pricing supplement. We have provided this historical information to help you evaluate the behavior of Hewlett-Packard common stock in recent years. However, past performance is not necessarily indicative of how Hewlett-Packard common stock will perform in the future. You should also refer to the section "Risk Factors -- You Will Have No Rights Against Hewlett-Packard Prior to Receiving Any Shares of Hewlett-Packard Common Stock at Maturity" in this pricing supplement.

WHAT ARE THE TAX CONSEQUENCES OF INVESTING IN THE ELKS?

     For U.S. federal income tax purposes, you and Citigroup Global Markets Holdings agree to treat an ELKS as a grant by you to Citigroup Global Markets Holdings of an option on a forward contract, pursuant to which forward contract you will purchase from Citigroup Global Markets Holdings Hewlett-Packard common stock at maturity. In addition, you and Citigroup Global Markets Holdings agree to treat the amounts invested by you as a cash deposit that will be used to satisfy your purchase obligation under the ELKS. Under this treatment, you generally will be required to include the interest payments as interest income at the time that such interest is accrued or received in accordance with your method of accounting. Under this treatment, generally you will not be required to include any option premium you receive in income until sale or other taxable disposition of the ELKS or retirement of the ELKS for cash. In addition, under this treatment, if you hold the ELKS until they mature (a) if the ELKS are retired for cash, you will recognize short-term capital gain equal to the entire amount of the option premium, and (b) if the ELKS are retired for Hewlett-Packard common stock, you will not be subject to tax on the receipt of Hewlett-Packard common stock and the option premium payments, and your tax basis in Hewlett-Packard common stock generally will equal the initial purchase price of your ELKS less the amount of the first and second option premium payments. Under this treatment, if you sell your ELKS for cash prior to maturity, you will generally have a short-term capital gain or loss equal to the difference between
(x) the cash you receive plus the option premium payment you have previously received, if any, and (y) your adjusted tax basis in the ELKS. Due to the absence of authority as to the proper characterization of the ELKS, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the agreed-to characterization and tax treatment described above, and alternative treatments of the ELKS could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis. You should refer to the section "Certain United States Federal Income Tax Considerations" in this pricing supplement for more information.

WILL THE ELKS BE LISTED ON A STOCK EXCHANGE?

     Application will be made to list the ELKS on the AMEX under the symbol HPX.A. You should be aware that the listing of the ELKS on the AMEX will not necessarily ensure that a liquid trading market will be available for the ELKS.

WHAT IS THE ROLE OF CITIGROUP GLOBAL MARKETS HOLDINGS' SUBSIDIARY, CITIGROUP GLOBAL MARKETS INC.?

     Our subsidiary, Citigroup Global Markets Inc., is the agent for the offering and sale of the ELKS. After the initial offering, Citigroup Global Markets Inc. and/or other of our broker-dealer affiliates intend to buy and sell ELKS to create a secondary market for holders of the ELKS, and may engage in other activities described in the section "Plan of Distribution" in the accompanying prospectus supplement. However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue such activities once it has started them. Citigroup Global Markets Inc. will also act as calculation agent for the ELKS. Potential conflicts of interest may exist between Citigroup Global Markets Inc. and you as holder of the ELKS.

CAN YOU TELL ME MORE ABOUT CITIGROUP GLOBAL MARKETS HOLDINGS?

     Citigroup Global Markets Holdings is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc.

     Citigroup Global Market Holdings' ratios of earnings to fixed charges (Citigroup Global Markets Holdings has no outstanding preferred stock) since 1998 are as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                        NINE MONTHS ENDED   -------------------------------------
                                         SEPTEMBER, 2003    2002    2001    2000    1999    1998
                                        -----------------   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges....        1.83x         1.44x   1.34x   1.32x   1.46x   1.11x

DOES ERISA IMPOSE ANY LIMITATIONS ON PURCHASES OF THE ELKS?

     Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 or substantially similar federal, state or local laws ("ERISA-Type Plans") will not be permitted to purchase or hold the ELKS. Employee benefit plans that are not ERISA-Type Plans, such as individual retirement accounts, individual retirement annuities or Keogh Plans, will be permitted to purchase or hold the ELKS, provided that each such plan shall by its purchase be deemed to represent and warrant that none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the ELKS.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the ELKS are subject to a number of risks. Please refer to the section "Risk Factors Relating to the ELKS" in this pricing supplement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by us with the Securities and Exchange Commission, or SEC, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 1-15286), are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 2002, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and (iii) Current Reports on Form 8-K filed on January 22, 2003, April 7, 2003, April 14, 2003, April 28, 2003, April 30, 2003, June 2, 2003, June 30,
2003, July 14, 2003, July 15, 2003, July 31, 2003, August 28, 2003, September
22, 2003, September 30, 2003, October 20, 2003, November 5, 2003 and November 28, 2003.

     You should refer to "Prospectus Summary -- Where You Can Find More Information" in the accompanying prospectus. These documents may also be accessed electronically by means of the SEC's home page on the world wide web on the internet at <<http://www.sec.gov>>.

                       RISK FACTORS RELATING TO THE ELKS

     Because the terms of the ELKS differ from those of conventional debt securities in that the maturity payment will be based on the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day), an investment in the ELKS entails significant risks not associated with similar investments in a conventional debt security, including, among other things, fluctuations in the value of Hewlett-Packard common stock, and other events that are difficult to predict and beyond our control.

YOUR INVESTMENT IN THE ELKS MAY RESULT IN A LOSS IF THE TRADING PRICE OF HEWLETT-PACKARD COMMON STOCK DECLINES

     The amount of the maturity payment will depend on the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day). As a result, the amount you receive at maturity may be less than the amount you paid for your ELKS, except to the extent of the coupon payable on the ELKS. If at any time after the date of this pricing supplement up to and including the third trading day before maturity, the trading price of Hewlett-Packard common stock is less than or equal to $17.83 (approximately 75% of the initial share price) and at maturity the price of Hewlett-Packard common stock is less than $23.77 (the initial share price), the value of Hewlett-Packard common stock you receive at maturity for each ELKS will be less than the price paid for each ELKS, and could be zero, in which case your investment in the ELKS will result in a loss, again except to the extent of the interest payable on the ELKS. This will be true even if the trading price of Hewlett-Packard common stock exceeds the initial share price at one or more times during the life of the ELKS but is less than or equal to approximately 75% of the initial share price at any time after the date of this pricing supplement up to and including the third trading day before maturity and the closing price of Hewlett-Packard common stock at maturity is less than the initial share price.

THE PAYMENT ON THE ELKS AT MATURITY WILL NOT EXCEED THEIR STATED PRINCIPAL AMOUNT, EXCEPT IN LIMITED CIRCUMSTANCES

     Even though you will be subject to the risk of a decline in the price of Hewlett-Packard common stock, you will not participate in any appreciation in the price of Hewlett-Packard common stock and your return on the ELKS will be limited to the interest payable on the ELKS unless (1) the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day) is less than or equal to approximately 75% of the initial share price and (2) at maturity, the closing price of Hewlett-Packard common stock is greater than the initial share price. If the trading price of Hewlett-Packard common stock is not less than or equal to approximately 75% of the initial share price at any time after the date of this pricing supplement up to and including the third trading day before maturity and the closing price of Hewlett-Packard common stock at maturity is significantly greater than the initial share price of $23.77, your return on the ELKS may be less than your return on a similar security that was directly linked to Hewlett-Packard common stock and allowed you to participate more fully in the appreciation of the price of Hewlett-Packard common stock or on a direct investment in Hewlett-Packard common stock.

THE YIELD ON THE ELKS MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The total coupon payable on the ELKS is $75.6250 in cash. As a result, if the trading price of Hewlett-Packard common stock is less than or equal to approximately 75% of the initial share price at any time after the date of this pricing supplement up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day), and the closing price of Hewlett-Packard common stock at maturity is less than $22.29 (resulting in your receiving a total amount at maturity that is less than the principal amount of your ELKS), the effective yield on the ELKS will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Global Markets Holdings of comparable maturity.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR ELKS PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of the ELKS in the secondary market will be affected by supply of and demand for the ELKS, the value of Hewlett-Packard common stock and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the ELKS of a change in a specific factor, assuming all other conditions remain constant.

     Hewlett-Packard Common Stock Price. We expect that the market value of the ELKS will depend substantially on the amount, if any, by which the price of Hewlett-Packard common stock changes from the initial share price of $23.77. However, changes in the price of Hewlett-Packard common stock may not always be reflected, in full or in part, in the market value of the ELKS. If you choose to sell your ELKS when the price of Hewlett-Packard common stock exceeds the initial share price of $23.77, you may receive substantially less than the amount that would be payable at maturity based on that price because of expectations that the price of Hewlett-Packard common stock will continue to fluctuate until the maturity payment is determined. In addition, significant increases in the value of Hewlett-Packard common stock are not likely to be reflected in the trading price of the ELKS because the amount payable at maturity on each ELKS is generally limited to $1,000. If you choose to sell your ELKS when the price of Hewlett-Packard common stock is below the initial share price of $23.77, you may receive less than the amount you originally invested.

     The value of Hewlett-Packard common stock will be influenced by Hewlett-Packard's results of operations and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the market segment of which Hewlett-Packard is a part. Citigroup Global Markets Holdings' hedging activities in Hewlett-Packard common stock, the issuance of securities similar to the ELKS and other trading activities by Citigroup Global Markets Holdings, its affiliates and other market participants can also affect the price of Hewlett-Packard common stock.

     Volatility of Hewlett-Packard Common Stock. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of Hewlett-Packard common stock increases, the market value of the ELKS may decrease.

     Interest Rates. We expect that the market value of the ELKS will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the ELKS may decrease, and if U.S. interest rates decrease, the market value of the ELKS may increase.

     Dividend Yield. If the dividend yield on Hewlett-Packard common stock increases, we expect that the value of the ELKS may decrease, since the value of any shares or cash you will receive at maturity will not reflect the value of such dividend payments. Conversely, if the dividend yield on Hewlett-Packard common stock decreases, the value of the ELKS may increase.

     Citigroup Global Markets Holdings' Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings, financial condition or results may affect the market value of the ELKS.

     Economic Conditions and Earnings Performance of Hewlett-Packard. The general economic conditions and earnings results of Hewlett-Packard and real or anticipated changes in those conditions or results may affect the market value of the ELKS.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the ELKS attributable to another factor, such as an increase in the value of Hewlett-Packard common stock.

     In general, assuming all relevant factors are held constant, we expect that the effect on the market value of the ELKS of a given change in most of the factors listed above will be less if it occurs later in the term of the ELKS than if it occurs earlier in the term of the ELKS.

THE HISTORICAL PERFORMANCE OF HEWLETT-PACKARD STOCK IS NOT AN INDICATION OF THE FUTURE PERFORMANCE OF HEWLETT-PACKARD COMMON STOCK

     The historical price of Hewlett-Packard common stock, which is included in this pricing supplement, is not an indication of the future performance of Hewlett-Packard common stock during the term of the ELKS. Changes in the price of Hewlett-Packard common stock will affect the trading price of the ELKS, but it is impossible to predict whether the price of Hewlett-Packard common stock will rise or fall.

PRIOR TO RECEIVING ANY SHARES OF HEWLETT-PACKARD COMMON STOCK AT MATURITY, YOU WILL HAVE NO RIGHTS AGAINST HEWLETT-PACKARD

     Prior to receiving any shares of Hewlett-Packard common stock at maturity, you will have no rights against Hewlett-Packard even though:

     - you will receive Hewlett-Packard common stock at maturity under some circumstances; and

     - the market value of the ELKS is expected to depend primarily on the price of Hewlett-Packard common stock.

     Hewlett-Packard is not in any way involved in this offering and has no obligations relating to the ELKS or to holders of the ELKS. In addition, you will have no voting rights and will receive no dividends with respect to Hewlett-Packard common stock unless and until you receive shares of Hewlett-Packard common stock at maturity.

THE MATURITY PAYMENT MAY BE REDUCED UNDER SOME CIRCUMSTANCES IF HEWLETT-PACKARD COMMON STOCK IS DILUTED BECAUSE THE MATURITY PAYMENT WILL NOT BE ADJUSTED FOR ALL EVENTS THAT DILUTE HEWLETT-PACKARD COMMON STOCK

     The maturity payment is subject to adjustment for a number of events arising from stock splits and combinations, stock dividends, a number of other actions of Hewlett-Packard that modify its capital structure and a number of other transactions involving Hewlett-Packard, as well as for the liquidation, dissolution or winding up of Hewlett-Packard. You should refer to the section "Description of the ELKS -- Dilution Adjustments" in this pricing supplement. The maturity payment will not be adjusted for other events that may adversely affect the price of Hewlett-Packard common stock, such as offerings of common stock for cash or in connection with acquisitions. Because of the relationship of the maturity payment to the price of Hewlett-Packard common stock, these other events may reduce the maturity payment on the ELKS.

YOU MAY NOT BE ABLE TO SELL YOUR ELKS IF AN ACTIVE TRADING MARKET FOR THE ELKS DOES NOT DEVELOP

     There is currently no secondary market for the ELKS. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the ELKS. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ELKS. If the secondary market for the ELKS is limited, there may be few buyers should you choose to sell your ELKS prior to maturity.

CITIGROUP GLOBAL MARKETS INC., AN AFFILIATE OF CITIGROUP GLOBAL MARKETS HOLDINGS, IS THE CALCULATION AGENT, WHICH COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Global Markets Inc., which is acting as the calculation agent for the ELKS, is an affiliate of ours. As a result, Citigroup Global Markets Inc.'s duties as calculation agent, including with respect to making certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of ours.

BECAUSE PURCHASES AND SALES BY AFFILIATES OF CITIGROUP GLOBAL MARKETS HOLDINGS MAY REDUCE THE PRICE OF HEWLETT-PACKARD COMMON STOCK, YOUR MATURITY PAYMENT OR THE PRICE YOU RECEIVE IF YOU SELL YOUR ELKS MAY BE REDUCED

     Citigroup Global Markets Holdings' affiliates, including Citigroup Global Markets Inc., may from time to time buy or sell Hewlett-Packard common stock or derivative instruments relating to Hewlett-Packard common stock for their own accounts in connection with their normal business practices. These transactions could affect the price of Hewlett-Packard common stock.

     Citigroup Global Markets Inc. or an affiliate may enter into a swap agreement with one of Citigroup Global Markets Holdings' other affiliates in connection with the sale of the ELKS and may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ELKS ARE UNCERTAIN

     No statutory, judicial or administrative authority directly addresses the characterization of the ELKS or instruments similar to the ELKS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the ELKS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the ELKS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under "Certain United States Federal Income Tax Considerations" in this pricing supplement.

THE PAYMENTS YOU RECEIVE ON THE ELKS WILL LIKELY BE DELAYED OR REDUCED IN THE EVENT OF A BANKRUPTCY OF CITIGROUP GLOBAL MARKETS HOLDINGS

     If a bankruptcy proceeding is commenced in respect of Citigroup Global Markets Holdings, the claim of a holder of ELKS may be limited and any recovery will likely be delayed substantially.

                            DESCRIPTION OF THE ELKS

GENERAL

     The description in this pricing supplement of the particular terms of the 7.5% ELKS based on the Common Stock of Hewlett-Packard Company Due 2005 supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered debt securities set forth in the accompanying prospectus and prospectus supplement.

COUPON

     A coupon of $37.5000 for each $1,000 principal amount of ELKS will be paid in cash on July 15, 2004 and a coupon of $38.1250 for each $1,000 principal amount of ELKS will be paid in cash on January 18, 2005. The July 15, 2004 coupon will be composed of $6.7600 of interest and a partial payment of an option premium in the amount of $30.7400. The January 18, 2004 coupon will be composed of $6.8727 of interest and a partial payment of an option premium in the amount of $31.2523. Coupon payments will be payable to the persons in whose names the ELKS are registered at the close of business on the fifth Business Day preceding each interest payment date. If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on that interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on that interest payment date, and no additional interest will accrue as a result of such delayed payment.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which the AMEX or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

     The interest portion of the coupon will represent interest accruing at a rate of 1.3520% per annum from January 15, 2004 or from the most recent interest payment date to which the interest portion of the coupon has been paid or provided for until maturity. The interest portion of the coupon will be computed on the basis of a 360-day year of twelve 30-day months.

REDEMPTION OF THE OPTION OF THE HOLDERS; DEFEASANCE

     The ELKS are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities -- Defeasance".

PAYMENT AT MATURITY

     The ELKS will mature on January 18, 2005. At maturity, you will receive for each ELKS the maturity payment described below.

DETERMINATION OF THE MATURITY PAYMENT

     The Maturity Payment for each $1,000 principal amount of ELKS will equal either:

     - a number of shares of Hewlett-Packard Company common stock equal to the Exchange Ratio, if the Trading Price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day) is less than or equal to $17.83 (approximately 75% of the Initial Share Price) (any fractional shares will be paid in cash), or

     - $1,000 in cash.

     As a result, if the Trading Price of Hewlett-Packard common stock on any Trading Day after the date of this pricing supplement up to and including the third Trading Day before maturity is less than or equal to approximately 75% of the Initial Share Price, the value of Hewlett-Packard common stock you receive at maturity for each ELKS may be less than the price paid for each ELKS, and could be zero. You will not in any case receive a Maturity Payment with a value of more than $1,000 unless (1) the Trading Price of Hewlett-Packard common stock on any Trading Day after the date of this pricing supplement up to and including the third Trading Day before maturity is less than or equal to approximately 75% of the Initial Share Price and (2) at maturity the closing price of Hewlett-Packard common stock is greater than the Initial Share Price.

     In lieu of any fractional share of Hewlett-Packard common stock otherwise payable in respect of any ELKS, at maturity you will receive an amount in cash equal to the value of such fractional share. The number of full shares of Hewlett-Packard common stock, and any cash in lieu of a fractional share to be delivered at maturity to each holder will be calculated based on the aggregate number of ELKS held by each holder.

     The "Initial Share Price" will equal $23.77, the price per share of Hewlett-Packard common stock at the market close on January 6, 2004, the date on which the ELKS were priced for initial sale to the public.

     The "Exchange Ratio" will equal 42.07.

     A "Market Disruption Event" means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of, (1) the shares of Hewlett-Packard common stock (or any other security for which a Trading Price must be determined) on any exchange or market, or (2) any options contracts or futures contracts relating to the shares of Hewlett-Packard common stock, or any options on such futures contracts, on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material.

     A "Trading Day" means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

     The "Trading Price" of Hewlett-Packard common stock on any date of determination will be (1) if the common stock is listed on a national securities exchange on that date of determination, any reported sale price, regular way, of the principal trading session on that date on the principal U.S. exchange on which the common stock is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date of determination, or if the reported sale price on such exchange is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, any reported sale price of the principal trading session on that date as reported on the Nasdaq, and (3) if the common stock is not quoted on the Nasdaq on that date of determination, or if the reported sale price on the Nasdaq is not obtainable (even if the common stock is quoted on the Nasdaq), any reported sale price of the principal trading session on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The determination of the Trading Price by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Trading Days on which a Market Disruption Event is occurring. If no reported sale price of the principal trading session is available pursuant to clauses (1), (2) or (3) above or if there is a Market Disruption Event, the Trading Price on any date of determination, unless deferred by the calculation agent as described in the preceding sentence, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the common stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

DILUTION ADJUSTMENTS

     The Exchange Ratio will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the maturity payment to be paid by Citigroup Global Markets Holdings to you. Citigroup Global Markets Inc., as calculation agent, will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.

     If Hewlett-Packard, after the closing date of the offering of the ELKS,

     (1) pays a stock dividend or makes a distribution with respect to its common stock in shares of the stock,

     (2) subdivides or splits the outstanding shares of its common stock into a greater number of shares,

     (3) combines the outstanding shares of the common stock into a smaller number of shares, or

     (4) issues by reclassification of shares of its common stock any shares of other common stock of Hewlett-Packard,

then, in each of these cases, the Exchange Ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock of Hewlett-Packard, and the denominator of which will be the number of shares of common stock outstanding immediately before the event. The Initial Share Price will also be adjusted in that case in the manner described below.

     If Hewlett-Packard, after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of its common stock at a price per share less than the Then-Current Market Price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each case, the Exchange Ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected, plus the number of additional shares of common stock offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the Exchange Ratio will be further adjusted to equal the Exchange Ratio which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered. The Initial Share Price will also be adjusted in that case in the manner described below.

     If Hewlett-Packard, after the closing date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries' securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the Exchange Ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of one share of the common stock, and the denominator of which will be the Then-Current Market Price of one share of the common stock, less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets

Holdings, whose determination will be final) as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of common stock. The Initial Share Price will also be adjusted in that case in the manner described below.

     Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, the Trading Price of Hewlett-Packard common stock on any Trading Day thereafter up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day) will be deemed to be equal to the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of the date the dilution adjustment would otherwise be effected as described below, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or issued applicable to one share of Hewlett-Packard common stock and, if the Trading Price of Hewlett-Packard common stock on any Trading Day thereafter, up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day), is less than or equal to approximately 75% of the Initial Share Price, each holder of the ELKS will have the right to receive at maturity cash in an amount per ELKS equal to the Exchange Ratio multiplied by such fair market value.

     If Hewlett-Packard, after the closing date, declares a record date in respect of a distribution of cash, other than any Permitted Dividends described below, any cash distributed in consideration of fractional shares of common stock and any cash distributed in a Reorganization Event referred to below, by dividend or otherwise, to all holders of its common stock, or makes an Excess Purchase Payment, then the Exchange Ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the common stock, and the denominator of which will be the Then-Current Market Price of the common stock on the record date less the amount of the distribution applicable to one share of common stock which would not be a Permitted Dividend, or, in the case of an Excess Purchase Payment, less the aggregate amount of the Excess Purchase Payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date. The Initial Share Price will also be adjusted in that case in the manner described below.

     For the purposes of these adjustments:

     A "Permitted Dividend" is any quarterly cash dividend in respect of Hewlett-Packard common stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of this dividend results in an annualized dividend yield on the common stock in excess of 10%.

     An "Excess Purchase Payment" is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) of all other consideration paid by Hewlett-Packard with respect to one share of common stock acquired in a tender offer or exchange offer by Hewlett-Packard over (y) the Then-Current Market Price of the common stock.

     Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or Excess Purchase Payment to which the sixth paragraph in this section would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the sixth paragraph in this section not be made and in lieu of this adjustment, the Trading Price of Hewlett-Packard common stock on any Trading Day thereafter up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day) will be deemed to be equal to the sum of the amount of cash and the fair market value of other consideration (determined, as of the date the dilution adjustment would otherwise be effected as described below, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or applied to the acquisition of the common stock in the tender offer or exchange offer applicable to one share of Hewlett-Packard common stock and, if the Trading Price of Hewlett-Packard common stock on any Trading Day thereafter up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day) is less than or equal to approximately 75% of the Initial Share Price, each holder of the ELKS will have the right to receive at maturity cash in an amount per ELKS equal to the Exchange Ratio multiplied by such sum.

     If any adjustment is made to the Exchange Ratio as set forth above, an adjustment will also be made to the Initial Share Price. The required adjustment will be made by dividing the Initial Share Price by the relevant dilution adjustment. If, during any period of ten Trading Days used to calculate the Then-Current Market Price, there occurs any event requiring an adjustment to be effected as described herein, then the Closing Price for each Trading Day in such period of ten Trading Days occurring prior to the day on which such adjustment is effected will be adjusted by being divided by the relevant dilution adjustment.

     Each dilution adjustment will be effected as follows:

     - in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of Hewlett-Packard common stock entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution, or issuance is after this record date, at the time this dividend, distribution or issuance was announced by Hewlett-Packard,

     - in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction,

     - in the case of any Excess Purchase Payment for which Hewlett-Packard announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement, and

     - in the case of any other Excess Purchase Payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Exchange Ratio will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by Hewlett-Packard, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the Exchange Ratio will be further adjusted to the Exchange Ratio which would then have been in effect had adjustment for the event not been made. If a Reorganization Event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Exchange Ratio will not be rescinded but will be applied to the new Exchange Ratio provided for below.

     The "Then-Current Market Price" of the common stock, for the purpose of applying any dilution adjustment, means the average Closing Price per share of common stock for the ten Trading Days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately before the earlier of the date the adjustment is effected and the related Ex-Date. For purposes of determining the Then-Current Market Price, the determination of the Closing Price by the calculation agent in the event of a Market Disruption Event, as described in the definition of Closing Price, may be deferred by the calculation agent for up to five consecutive Trading Days on which a Market Disruption Event is occurring.

     The "Closing Price" of Hewlett-Packard common stock (or any other security for which a Closing Price must be determined) on any date of determination will be (1) if the common stock is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which the common stock is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq National Market, and (3) if the common stock is not quoted on the Nasdaq National Market on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the common stock is quoted on the Nasdaq National Market), the last quoted bid price for the common stock in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The determination of the Closing Price by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to two consecutive Trading Days on which a Market Disruption Event is occurring. If no closing sale price or last reported sale price is available pursuant to clauses (1), (2) or (3) above or if there is a Market Disruption Event, the Closing Price on any date of determination, unless deferred by the calculation agent as described in the preceding sentence, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the common stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

     The "Ex-Date" with respect to any dividend, distribution or issuance is the first date on which the shares of the common stock trade in the regular way on their principal market without the right to receive this dividend, distribution or issuance.

     In the event of any of the following "Reorganization Events":

     - any consolidation or merger of Hewlett-Packard, or any surviving entity or subsequent surviving entity of Hewlett-Packard, with or into another entity, other than a merger or consolidation in which Hewlett-Packard is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of Hewlett-Packard or another issuer,

     - any sale, transfer, lease or conveyance to another corporation of the property of Hewlett-Packard or any successor as an entirety or substantially as an entirety,

     - any statutory exchange of securities of Hewlett-Packard or any successor of Hewlett-Packard with another issuer, other than in connection with a merger or acquisition, or

     - any liquidation, dissolution or winding up of Hewlett-Packard or any successor of Hewlett-Packard,

the Trading Price of Hewlett-Packard common stock on any Trading Day thereafter up to and including the third trading day before maturity (whether intra-day or at the close of trading on any day) will be deemed to be equal to the Transaction Value.

     The "Transaction Value" will be the sum of:

     (1) for any cash received in a Reorganization Event, the amount of cash received per share of common stock,

     (2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of that property received per share of common stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final, and

     (3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price per share of these Marketable Securities on the applicable Trading Day multiplied by the number of these Marketable Securities received for each share of common stock.

     "Marketable Securities" are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause
(3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity that would have required an adjustment as described above, had it occurred with respect to Hewlett-Packard common stock or Hewlett-Packard. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

     If Hewlett-Packard common stock has been subject to a Reorganization Event and the Trading Price of Hewlett-Packard common stock on any Trading Day up to and including the third Trading Day before maturity (whether intra-day or at the close of trading on any day) is less than or equal to approximately 75% of the Initial Share Price, then each holder of the ELKS will have the right to receive per $1,000 principal amount of ELKS (i) cash in an amount equal to the Exchange Ratio multiplied by the sum of clauses (1) and (2) in the definition of "Transaction Value" above and (ii) the number of Marketable Securities received for each share of stock in the Reorganization Event multiplied by the Exchange Ratio.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default (as defined in the accompanying prospectus) with respect to any ELKS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ELKS will be determined by the calculation agent and will equal, for each ELKS, the Maturity Payment, calculated as though the maturity of the ELKS were the date of early repayment. See "-- Determination of the Maturity Payment" above. If a bankruptcy proceeding is commenced in respect of Citigroup Global Markets Holdings, the beneficial owner of an ELKS will not be permitted to make a claim for unmatured interest and therefore, under Section 502(b)(2) of Title 11 of the United States Code, the claim of a beneficial owner of an ELKS will be capped at the cash equivalent of the Maturity Payment calculated as though the maturity date of the ELKS were the date of the commencement of the proceeding, plus an additional amount of coupon accrued on the principal amount of ELKS at 7.5% per annum up to the date of the commencement of the proceeding.

     In case of default in payment at maturity of the ELKS, the ELKS shall bear interest, payable upon demand of the beneficial owners of the ELKS in accordance with the terms of the ELKS, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 2% per annum on the unpaid amount (or the cash equivalent of such unpaid amount) due.

PAYING AGENT, TRUSTEE, AND CUSIP

     Citibank, N.A. will serve as paying agent and registrar for the ELKS and will also hold the global security representing the ELKS as custodian for DTC. Bank One Trust Company, N.A. as successor trustee under an indenture dated as of December 1, 1988, as amended from time to time, will serve as trustee for the ELKS.

     The CUSIP number for the ELKS is 173075 AC 6.

CALCULATION AGENT

     The calculation agent for the ELKS will be Citigroup Global Markets Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings and the holders of the ELKS. Because the calculation agent is an affiliate of Citigroup Global Markets Holdings, potential conflicts of interest may exist between the calculation agent and the holders of the ELKS, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to holders of the ELKS. Citigroup Global Markets Inc. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

                            HEWLETT-PACKARD COMPANY

     According to publicly available documents, Hewlett-Packard Company is a leading global provider of products, technologies, solutions and services to consumers and businesses. Its offerings span information technology infrastructure, personal computing and other access devices, global services and imaging and printing. Hewlett-Packard is currently subject to the informational requirements of the Securities Exchange Act. Accordingly, Hewlett-Packard files reports (including its Annual Report on Form 10-K for the fiscal year ended October 31, 2002 and its Quarterly Reports on Form 10-Q for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003), proxy statements and other information with the SEC. Hewlett-Packard's registration statements, reports, proxy statements and other information may be inspected and copied at offices of the SEC at the locations listed in the section "Prospectus Summary -- Where You Can Find More Information" in the accompanying prospectus.

     The ELKS represent obligations of Citigroup Global Markets Holdings only. Hewlett-Packard is not involved in any way in this offering and has no obligation relating to the ELKS or to holders of the ELKS.

                     HISTORICAL DATA ON THE COMMON STOCK OF
                            HEWLETT-PACKARD COMPANY

     The common stock is quoted on the New York Stock Exchange under the symbol "HPQ." The following table sets forth, for each of the quarterly periods indicated, the high and the low sales prices for Hewlett-Packard common stock, as reported on the New York Stock Exchange, as well as the dividends paid per share of Hewlett-Packard common stock.

QUARTER                                          HIGH        LOW      DIVIDENDS
-------                                         -------    -------    ---------
1999
  First.......................................  32.7280    24.7289     0.08000
  Second......................................  39.2151    25.4118     0.08000
  Third.......................................  46.2143    34.5327     0.08000
  Fourth......................................  46.0192    26.1434     0.08000
2000
  First.......................................  60.6761    39.4102     0.08000
  Second......................................  65.2188    44.1658     0.08000
  Third.......................................  68.0938    47.0000     0.08000
  Fourth......................................  49.9063    29.1250     0.08000
2001
  First.......................................  37.9500    27.6000     0.08000
  Second......................................  34.0000    25.0000     0.08000
  Third.......................................  29.1600    12.5000     0.08000
  Fourth......................................  24.0400    14.8500     0.08000
2002
  First.......................................  24.1200    17.5000     0.08000
  Second......................................  20.6300    14.0000     0.08000
  Third.......................................  16.4000    10.7500     0.08000
  Fourth......................................  20.6450    10.9200     0.08000
2003
  First.......................................  21.2000    14.1800     0.08000
  Second......................................  22.8000    15.2000     0.08000
  Third.......................................  23.9000    19.1000     0.08000
  Fourth......................................  23.7000    19.4200     0.08000
2004
  First (through January 6, 2004).............  23.7700    23.1600     0.00000

     The closing price of the common stock on January 6, 2004 was $23.77.

     According to Hewlett-Packard's Quarterly Report on Form 10-Q for the three months ended July 31, 2003, as of August 31, 2003, there were 3,049,140,000 shares of common stock outstanding.

     Holders of ELKS will not be entitled to any rights with respect to Hewlett-Packard common stock (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof) prior to receiving shares of Hewlett-Packard common stock at maturity.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the principal U.S. federal income tax consequences that may be relevant to a holder or a beneficial owner of the ELKS that is a citizen or resident of the United States or a domestic corporation or otherwise subject to United States federal income tax on a net income basis in respect of the ELKS (a "U.S. Holder"). All references to "holders" (including U.S. Holders) are to beneficial owners of the ELKS. This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this pricing supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

     This summary addresses the U.S. federal income tax consequences to U.S. Holders who are initial holders of the ELKS and who will hold the ELKS and, if applicable, Hewlett-Packard common stock as capital assets. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its individual investment circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, financial institutions, insurance companies, tax-exempt organizations and taxpayers holding the ELKS as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     No statutory, judicial or administrative authority directly addresses the characterization of the ELKS or instruments similar to the ELKS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the ELKS are not certain. No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the ELKS and no assurance can be given that the IRS will agree with the conclusions expressed herein. ACCORDINGLY, A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE ELKS SHOULD CONSULT ITS TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE ELKS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     In purchasing an ELKS, Citigroup Global Markets Holdings and each holder agree to treat an ELKS for U.S. federal income tax purposes as a grant by the holder to Citigroup Global Markets Holdings of an option on a forward contract, pursuant to which forward contract each holder will purchase from Citigroup Global Markets Holdings Hewlett-Packard common stock, and under which option (a) at the time of issuance of the ELKS the holder deposits irrevocably with Citigroup Global Markets Holdings a fixed amount of cash to assure the fulfillment of the holder's purchase obligation described in clause (d) below,
(b) until maturity Citigroup Global Markets Holdings will be obligated to pay interest to the holder, as compensation for the use of such cash deposit during the term of the ELKS, (c) Citigroup Global Markets Holdings will be obligated to pay an option premium to the holder in consideration for granting the option, which premium will be payable in two parts (as part of the coupon payments), (d) if pursuant to the terms of the ELKS at maturity the holder is obligated to purchase Hewlett-Packard common stock, then such cash deposit less a portion thereof equal to the option premium payments unconditionally and irrevocably will be applied by Citigroup Global Markets Holdings in full satisfaction of the holder's purchase obligation under the ELKS, and Citigroup Global Markets Holdings will deliver to the holder the number of shares of Hewlett-Packard common stock that the holder is entitled to receive at that time pursuant to the terms of the ELKS, and (e) if pursuant to the terms of the ELKS at maturity the holder is not obligated to purchase Hewlett-Packard common stock, Citigroup Global Markets Holdings will return such cash deposit to the holder at maturity. (Prospective investors should note that cash proceeds of this offering will not be segregated by Citigroup Global Markets Holdings during the term of the ELKS, but instead will be commingled with Citigroup Global Markets Holdings' other assets and applied in a manner consistent with the section "Use of Proceeds and Hedging" in the accompanying prospectus.) Under the above, agreed-to characterization of the ELKS, (i) amounts paid to Citigroup Global Markets Holdings in respect of the original issue of an ELKS will be treated as allocable in their entirety to the amount of the cash deposit attributable to such ELKS, (ii) amounts denominated as interest will be characterized as interest payable on the amount of such deposit, includible in the income of a U.S. Holder as interest in the manner described below, and (iii) amounts denominated as option premium payments will be characterized as option premium, includible in the income of a U.S. Holder in the manner described below. As discussed below, there is no assurance that the IRS will agree with this treatment, and alternative treatments of the ELKS could result in less favorable U.S. federal income tax consequences to a holder, including a requirement to accrue income on a current basis.

     Taxation of Interest Payments. Under the above, agreed-to characterization of the ELKS, the interest payments will be included in the income of a U.S. Holder as interest at the time that such interest is accrued or received in accordance with such U.S. Holder's method of accounting.

     Taxation of Option Premium Payments. Under the above, agreed-to characterization of the ELKS, the option premium payments will not be included in the income of a U.S. Holder until sale or other taxable disposition of the ELKS or retirement of the ELKS for cash. Accordingly, the first option premium payment generally will not be included in the income of a U.S. Holder at the time it is received. Upon the sale or other taxable disposition of the ELKS or at maturity, as the case may be, the option premium payments will be treated in the manner described below.

     Taxation of Retirement of an ELKS for Cash. Under the above, agreed-to characterization of the ELKS, if at maturity Citigroup Global Markets Holdings pays the ELKS in cash, and pays the second interest payment and the second option premium payment, then a U.S. Holder (i) would include the second interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain or loss equal to the difference between (x) all cash received during the term of the ELKS (including the entire amount of option premium, which amount is equal to the sum of the first and second option premium payments) other than the interest payments, and (y) its cash deposit.

     Taxation of Other Retirement of an ELKS. Under the above, agreed-to characterization of the ELKS, if at maturity under the terms of an ELKS Citigroup Global Markets Holdings delivers the appropriate number of shares of Hewlett-Packard common stock pursuant to the U.S. Holder's purchase obligation under the ELKS and Citigroup Global Markets Holdings pays the second interest payment and the second option premium payment, then such U.S. Holder (i) will include the second interest payment in income as interest in the manner described above, (ii) will recognize no gain or loss on the purchase of Hewlett-Packard common stock by application of the cash deposit, less the portion thereof equal to the entire amount of the first and second option premium payments, and (iii) will recognize no gain or loss on the entire amount of the first and second option premium payments. The U.S. Holder will have a tax basis in such shares of Hewlett-Packard common stock equal to the U.S. Holder's original cost for the ELKS in exchange for which such U.S. Holder received such shares of Hewlett-Packard common stock less (x) an amount equal to the entire amount of the first and second option premium payments and less (y) the portion of the tax basis of the ELKS allocable to any fractional share, as described in the next sentence. A U.S. Holder will recognize gain or loss (which will be short-term capital gain or loss) with respect to cash received in lieu of fractional shares, in an amount equal to the difference between the cash received and the portion of the basis of the ELKS allocable to fractional shares (based on the relative number of fractional shares and full shares delivered to the U.S. Holder). A U.S. Holder's holding period for Hewlett-Packard common stock received will begin on the day following the receipt of such Hewlett-Packard common stock.

     If, as a result of one or more dilution adjustments, at maturity Citigroup Global Markets Holdings delivers any combination of cash and Marketable Securities, pursuant to the U.S. Holder's purchase obligation under the ELKS, although not free from doubt, the U.S. Holder should allocate its cash deposit (less the entire amount of the first and second option premium payments) pro rata to the cash and Marketable Securities received. Under this treatment, the U.S. Holder generally would be taxed as described in the preceding paragraph, except that the U.S. Holder's basis in any Marketable Securities received would equal the pro rata portion of its deposit (less the entire amount of the first and second option premium payments) allocated thereto and the U.S. Holder would recognize short-term capital gain or loss equal to the difference between the cash received and the amount allocated thereto.

     Taxation of Sale or other Taxable Disposition of an ELKS. Under the above, agreed-to characterization of the ELKS, upon the sale or other taxable disposition of an ELKS, a U.S. Holder generally will recognize short-term capital gain or loss equal to the difference between (x) an amount equal to the amount realized on the sale or other taxable disposition (to the extent such amount is not attributable to accrued but unpaid interest, which will be taxed as such) plus the amount of option premium previously paid to such U.S. Holder, if any, and (y) such U.S. Holder's adjusted tax basis in the ELKS. A U.S. Holder's adjusted tax basis in an ELKS generally will equal such U.S. Holder's cost for that ELKS.

     Possible Alternative Characterizations. Due to the absence of authority as to the proper characterization of the ELKS and the absence of any comparable instruments for which there is a widely accepted tax treatment, no assurance can be given that the IRS will accept, or that a court will uphold, the agreed-to characterization and tax treatment described above. In particular, because a holder will be entitled to cash in an amount (or, in certain limited cases, Hewlett-Packard common stock with a trading value) equal to or greater than the principal amount of such holder's ELKS unless (i) the trading price of Hewlett-Packard common stock is less than or equal to approximately 75% of its Initial Share Price at any time after the date of this pricing supplement up to and including the third Trading Day before maturity and (ii) at maturity the trading price of Hewlett-Packard common stock is less than the Initial Share Price, the IRS could seek to analyze the federal income tax consequences of owning ELKS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations"). The Contingent Payment Regulations are complex, but very generally apply the original issue discount rules of the Internal Revenue Code to a contingent payment debt instrument by requiring that original issue discount be accrued every year at a "comparable yield" for the issuer of the instrument, determined at the time of issuance of the obligation. In addition, the Contingent Payment Regulations require that a projected payment schedule, which results in such a "comparable yield", be determined, and that adjustments to income accruals be made to account for differences between actual payments and projected amounts. To the extent that the comparable yield as so determined exceeds the interest actually paid on a contingent debt instrument in any taxable year, the owner of that instrument will recognize ordinary interest income for that taxable year in excess of the cash the owner receives and such excess would increase the U.S. Holder's tax basis in the debt instrument. In addition, any gain realized on the sale, exchange or redemption of a contingent payment debt instrument will be treated as ordinary income. Any loss realized on such sale, exchange or redemption will be treated as an ordinary loss to the extent that the holder's original issue discount inclusions with respect to the obligation exceed prior reversals of such inclusions required by the adjustment mechanism described above. Any loss realized in excess of such amount generally will be treated as a capital loss.

     The Contingent Payment Regulations apply only to debt instruments that provide for contingent payments. The ELKS offer no assurance that a holder's investment will be returned to the holder at maturity and are payable by the delivery of Hewlett-Packard common stock and provide economic returns that are indexed to the performance of Hewlett-Packard common stock if the trading price of Hewlett-Packard common stock at any time after the date of this pricing supplement up to and including the third Trading Day before maturity is less than or equal to approximately 75% of the Initial Share Price. Further, based on the historical performance of Hewlett-Packard common stock, a holder may receive at maturity economic returns that are substantially lower or higher than the holder's investment. Accordingly, Citigroup Global Markets Holdings believes that it is reasonable to treat the ELKS for U.S. federal income tax purposes, not as debt instruments, but as a grant of an option by the holders in respect of which holders have deposited a fixed amount of cash with Citigroup Global Markets Holdings, on which interest is payable at a fixed rate. If, however, the IRS were successfully to maintain that the Contingent Payment Regulations apply to the ELKS, then, among other matters, (i) a U.S. Holder will be required to include in income each year an accrual of interest at the annual rate of 1.3520% (the "comparable yield" which will equal the interest paid on the ELKS), regardless of the U.S. Holder's method of tax accounting, (ii) a U.S. Holder generally would recognize ordinary income or loss (as the case may be, under the rules summarized above) on the receipt of Hewlett-Packard common stock, rather than capital gain or loss on the ultimate sale of such stock, and (iii) gain or loss realized by a U.S. Holder on the sale or other taxable disposition of an ELKS (including as a result of payments made at maturity) generally would be characterized as ordinary income or loss (as the case may be, under the rules summarized above), rather than as short-term capital gain or loss.

     Even if the Contingent Payment Regulations do not apply to the ELKS, it is possible that the IRS could seek to characterize the ELKS in a manner that results in tax consequences different from those described above. Under alternative characterizations of the ELKS, it is possible, for example, that the IRS could maintain that amounts denominated as option premium (i) should be includible in the U.S. Holder's income as interest in the manner described above regarding the interest payments, or (ii) should be included in a U.S. Holder's income even in a case where the ELKS is retired for Hewlett-Packard common stock. Such treatment might arise, for example, if the IRS were successfully to maintain that amounts denominated as option premium (i) should be characterized for federal income tax purposes as interest, or (ii) should be treated as a return on the U.S. Holder's investment in the ELKS that constitutes income.

NON-UNITED STATES PERSONS

     In the case of a holder of an ELKS that is not a U.S. person, the interest payments made with respect to the ELKS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the ELKS by a holder that is not a U.S. person (including capital gain arising from the option premium) will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A U.S. Holder of an ELKS may be subject to information reporting and to backup withholding on certain amounts paid to the U.S. Holder unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding will be allowed as a credit against such U.S. Holder's federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                 ERISA MATTERS

     Each purchaser of the ELKS or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the ELKS through and including the date of disposition of such ELKS that (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"'), (ii) any entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or (iii) any government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ((i), (ii) and (iii) collectively, "ERISA-Type Plans"); and (b) if it is a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), that is not an ERISA-Type Plan (for example, individual retirement accounts, individual retirement annuities or Keogh plans), none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the ELKS.

                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-106272
PROSPECTUS SUPPLEMENT
(To prospectus dated June 30, 2003)

                                $10,332,545,345

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note. The maximum amount that Citigroup Global Markets Holdings expects to receive from the sale of the notes is between $10,330,478,836 and $9,815,918,078 after paying the agents commissions of between $2,066,509 and $516,627,267.

MATURITY:           9 months or more from the
                    date of issue.
INDEXED NOTES:      Payments of interest or
                    principal may be linked to
                    the price of one or more
                    securities, currencies,
                    commodities or other goods.
REDEMPTION:         Terms of specific notes may
                    permit or require redemption
                    at our option or repayment at
                    your option.
RISKS:              Index and currency risks may
                    exist.
CURRENCIES:         U.S. dollars and other
                    currencies.

INTEREST RATES:     Fixed, floating or zero
                    coupon.
RANKING:            The Series A notes are senior
                    notes which are part of our
                    senior indebtedness and the
                    Series B notes are
                    subordinated notes which are
                    part of our subordinated
                    indebtedness.
OTHER TERMS:        You should review
                    "Description of the Notes"
                    and the pricing supplement
                    for features that apply to
                    your notes.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Global Markets Holdings Inc. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
                                   CITIGROUP
July 11, 2003

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Important Currency Information..............................   S-6
Description of the Notes....................................   S-7
Certain United States Federal Income Tax Considerations.....  S-33
Plan of Distribution........................................  S-40
Legal Matters...............................................  S-41

                                   PROSPECTUS

Prospectus Summary..........................................      1
Forward-Looking Statements..................................      6
Citigroup Global Markets Holdings Inc. .....................      7
Use of Proceeds and Hedging.................................      8
Ratio of Earnings to Fixed Charges..........................      9
European Monetary Union.....................................     10
Description of Debt Securities..............................     11
Description of Index Warrants...............................     18
Book-Entry Procedures and Settlement........................     21
Limitations on Issuances in Bearer Form.....................     22
Plan of Distribution........................................     23
ERISA Matters...............................................     26
Legal Matters...............................................     26
Experts.....................................................     26

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

     - the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from the official redenomination or revaluation of the specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between U.S. dollars and some foreign currencies in which Citigroup Global Markets Holdings' notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that a specified currency would not be available to Citigroup Global Markets Holdings when payments on a note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. Citigroup Global Markets Holdings disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than

U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings' control;

     - no longer used by the government of the country issuing the currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on the note shall be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on a note made under these circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on the note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings' obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

     - any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

For a description of European Monetary Union, see "European Monetary Union" in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of that indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - securities;

     - currencies;

     - intangibles;

     - goods;

     - articles; and

     - commodities.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by a subsidiary or an affiliate of Citigroup Global Markets Holdings; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup Global Markets Holdings for that note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series B supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL

     Introduction. The senior notes are a series of senior debt securities issued under Citigroup Global Markets Holdings' senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup Global Markets Holdings' subordinated debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $10,332,545,345 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.

     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup Global Markets Holdings.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Global Markets Holdings. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.

     On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup Global Markets Holdings outstanding as of March 31, 2003 was approximately $54.4 billion. This senior indebtedness consisted of approximately $31.6 billion of term debt, approximately $18.0 billion of commercial paper and approximately $4.8 billion of other short-term borrowings.

     Forms of Notes. The notes will be issued in fully registered form only, without coupons. In addition, Citigroup Global Markets Holdings may offer notes in bearer form in a concurrent offering outside the United States. The notes in registered form may not be exchanged for notes in bearer form. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of DTC, as depositary, or another depositary named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Denominations. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date will be a business day more than nine months from its date of issue, as selected by the purchaser and agreed to by Citigroup Global Markets Holdings. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Global Markets Holdings, and each note may also be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for such note;

     - whether such note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which such note will be issued;

     - the date of the stated maturity;

     - if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and how that rate may be changed prior to its stated maturity;

     - if the note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity;

     - whether the note is a note issued originally at a discount;

     - if the note is an amortizing note, the terms for repayment prior to stated maturity;

     - if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether the note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether the note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether the note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

     - whether the holder of the note has a survivor's option, as described below under "Repayment Upon Death;" and

     - any other terms of the note provided in the accompanying prospectus, to be set forth in a pricing supplement, or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Citigroup Global Markets Holdings will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, Citigroup Global Markets Holdings will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk
Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above. Such election will remain in effect until revoked by a written notice to the trustee that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup Global Markets Holdings has given notice of redemption of a note, no such change of election may be made.

     Unless otherwise specified in the pricing supplement, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent:

     - based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, or if no such rate is quoted on that date, the last date on which the rate was quoted;

     - from three, or if three are not available, then two, recognized foreign exchange dealers in New York City, one or more of which may be an agent, and another of which may be the exchange rate agent, that are selected by the exchange rate agent; and

     - by the quoting dealer for the purchase.

     The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Global Markets Holdings' control. In that case, payments will be made as described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above.

     Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, payments of interest on notes will be made to a nominee of the depositary. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date for the note and ending on such interest payment date generally will be paid to the holder on the next succeeding interest payment date.

     A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the trustee receives written appropriate wire transfer instructions for the notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee for the note in New York City.

     Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

     Unless otherwise set forth in the applicable pricing supplement, the regular record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding an interest payment date.

REPAYMENT UPON DEATH

     The pricing supplement relating to any senior note will indicate if the holder of that note will have the survivor's option, which is an option to elect repayment of the note prior to its stated maturity in the event of the death of the beneficial owner of the note. Citigroup Global Markets Holdings will not issue any subordinated notes with a survivor's option.

     Pursuant to exercise of the survivor's option, Citigroup Global Markets Holdings will repay any note (or applicable portion of any note) properly tendered for repayment by the person, or on behalf of the person by a representative of that person, who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the amortized face amount thereof, subject to the following limitations.

     Citigroup Global Markets Holdings may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent in other currencies) the aggregate principal amount of all notes for which exercises of the survivor's option will be accepted in any calendar year. In the event that such limitation is applied, Citigroup Global Markets Holdings may limit to $250,000 (or the approximate equivalent in other currencies) the aggregate principal amount of notes (or portions of notes) for which exercise of the survivor's option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Global Markets Holdings will not make principal repayments due to exercise of the survivor's option in amounts that are less than $5,000 (or the approximate equivalent in other currencies). In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $5,000. Any note tendered due to exercise of the survivor's option may be withdrawn by a written request of its holder received by the paying agent prior to its repayment.

     The amortized face amount of a note on any date shall be the amount equal to

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by such date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement or

        (2) if so specified in the applicable pricing supplement, the bond yield to call printed on its face. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note shall never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement shall be computed on the basis of the first occurring optional redemption date for that note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for that note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on that optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until the note is redeemed.

     Each note that is tendered pursuant to valid exercise of the survivor's option will be accepted promptly in the order all such notes are tendered, except for any note (or portion thereof) the acceptance of which, in the event Citigroup Global Markets Holdings imposed either of the limits described in the preceding paragraph, would

     - contravene the annual limitation or

     - result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) exceeding $250,000 (or the approximate equivalent in other currencies) for the relevant individual deceased beneficial owner.

     If at the end of any calendar year Citigroup Global Markets Holdings has not imposed the annual limit, or if the aggregate principal amount of notes that have been accepted during that year due to exercise of the survivor's option has not exceeded the annual limitation, Citigroup Global Markets Holdings may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Global Markets Holdings will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for that calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor's option will be repaid on the first interest payment due date that occurs 20 or more calendar days after the date of such acceptance. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered, unless any such note is withdrawn by its holder. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor's option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. The notice will be sent by first-class mail to the broker or other entity that represents the deceased beneficial owner of the note or, in the case of a certificated note, to the registered holder thereof at its last known address as indicated on the records of the security registrar.

     Subject to the foregoing, in order for a survivor's option to be validly exercised, the paying agent must receive:

     - a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - tender of the note to be repaid;

     - appropriate evidence satisfactory to Citigroup Global Markets Holdings and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from that nominee attesting to the beneficial ownership of the note. All questions as to the eligibility or validity of any exercise of the survivor's option will be determined by Citigroup Global Markets Holdings, in its sole discretion, and those determinations will be final and binding on all parties.

     If a note is represented by a global certificate, the depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise the survivor's option for the note. To obtain repayment upon exercise of the survivor's option for such a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in the note:

     - the documents described in the first and third bullet points of the preceding paragraph; and

     - instructions to the broker or other entity to notify the depositary of the representative's desire to obtain repayment pursuant to exercise of the survivor's option.

The broker or other entity will provide to the paying agent:

     - the documents received from the representative referred to in the first bullet point of the preceding paragraph;

     - its tender of such note pursuant to exercise of the survivor's option;
       and

     - a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor's option.

     A representative may obtain more information regarding the survivor's option from Citibank, N.A., the paying agent, at 111 Wall Street, 15th Floor, New York, New York 10005 Attention: Sam Bly (telephone (212) 657-7015), during normal business hours.

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on that date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. Any payment of interest on an interest payment date will include interest accrued through the day before the interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period, and any interest reset period, are each considered an interest period. The interest rate for each floating rate note will be determined by reference to an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to the note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in the note.

     The following terms are used in describing the various base rates.

     The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication.

     "Calculation date" means the date on which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of
(1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Citigroup Global Markets Holdings will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Bank One Trust Company, N.A. will be the calculation agent for each senior note that is a floating rate note and Deutsche Bank Trust Company Americas will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, that interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement and except as set forth in the next sentence, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date. If the interest rate is reset daily or weekly, interest payable on the notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the record date immediately preceding an interest payment date that occurs any time prior to maturity.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed on an "actual over 360" basis by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed on an "actual over actual" basis by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except as described in the next paragraph. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for that floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for that note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the note.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update.

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for that interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for that interest reset period. The Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Federal Funds Rate for the interest reset period will be the rate on that date which the Federal Reserve Bank of New York makes publicly available that is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)."

     - If the rate, however, is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

     In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each day in that week.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement commencing on the interest reset date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "3750" on the Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Telerate Service is replaced by another page, or if the Telerate Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service. If the LIBO page on that service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Reuters" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent for the LIBOR note will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such preceding interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of treasury securities as that rate appears on either Telerate page 56 or Telerate page 57 under the heading "AVGE INVEST YIELD." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (2) If the auction results are not published or reported as provided in (1) above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be calculated by the calculation agent for the Treasury Rate note. In this case, the Treasury Rate will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (3) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (2) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for that interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

     - If the designated CMT Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

     If no rate appears on the designated CMT Telerate page as indicated above, the following procedures will be followed in the order set forth below.

     (1) If the rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate for the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519).

     (2) If this rate is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other United States Treasury rate for the designated CMT maturity index, for the Constant Maturity Treasury Rate determination date for the interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury. The calculation agent will make the determination as to which of such rates is comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).

     (3) If this information is not provided by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows.

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be the most recently issued direct noncallable fixed rate obligations of the United States, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (4) If the calculation agent is unable to obtain three Treasury note quotations as described in (3) above, the Treasury Rate on the Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use those quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052 for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The Constant Maturity Treasury Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The Constant Maturity Treasury Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or affiliates of Citigroup Global Markets Holdings. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of that date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 9:00 A.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date in either of those sources, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate for the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select four major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those four banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If all four of the banks selected by the calculation agent do not provide quotations, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date. These Prime Rate quotes will be provided by the selected banks and by a reasonable number of substitute domestic banks or trust companies that the calculation agent will select that have total equity capital of at least $500,000,000.

     - If the banks or trust companies that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on the Telerate page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on the Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

     (2) If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Global Markets Holdings as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding that date.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, for the note. If Citigroup Global Markets Holdings has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate, spread, spread multiplier or method of calculation, as the case may be, may be reset.

     Citigroup Global Markets Holdings shall notify the trustee whether or not it intends to exercise this option relating to a note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether Citigroup Global Markets Holdings has elected to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup Global Markets Holdings elects to reset the interest rate, spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in the manner described above a notice indicating the new interest rate, new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which, and the price or prices at which, a redemption may occur during a subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or such new spread, spread multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

     Citigroup Global Markets Holdings can make such revocations by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of that note by Citigroup Global Markets Holdings on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

     Citigroup Global Markets Holdings may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of the notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of the indexed note; and

     - an index, which may be based on:

          (1) prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index based on such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of that indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which the index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Global Markets Holdings will select another third party to calculate or announce the index. Citigroup Global Markets Inc. or another affiliate of Citigroup Global Markets Holdings may be either the original or successor third party selected by Citigroup Global Markets Holdings.

     If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of the indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of the note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of the note on the stated maturity of the note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. These risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Global Markets Holdings has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup Global Markets Holdings may from time to time offer dual currency notes on which Citigroup Global Markets Holdings has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things:

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Global Markets Holdings may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup Global Markets Holdings makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such an election is made, notice of the election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Global Markets Holdings, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Global Markets Holdings had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup Global Markets Holdings may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any of the notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after the renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after the initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of the renewable note, by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. This notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. This election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, a renewable note must be presented to the trustee, or any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for the note, in the name of the holder, a note. The note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue a replacement renewable note in exchange for the note in the name of the holder. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether Citigroup Global Markets Holdings has the option to extend the stated maturity of that note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

     Citigroup Global Markets Holdings may exercise such option for a note by notifying the trustee for that note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than 40 days prior to the old stated maturity of the note, the trustee for the note will mail to the holder of the note an extension notice, first class, postage prepaid. The extension notice will set forth:

     - the election of Citigroup Global Markets Holdings to extend the stated maturity of the note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Upon the mailing by such trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup Global Markets Holdings may so act by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup Global Markets Holdings extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Citigroup Global Markets Holdings on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Global Markets Holdings has extended its stated maturity, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the old stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

     Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under "Book-Entry Procedures and Settlement," will not otherwise be issuable as certificated notes.

     If an issue of notes is denominated in a currency other than the U.S. dollar, Citigroup Global Markets Holdings will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and twelve days prior to the date for payment of principal, the participant will notify DTC of (1) its election to receive all, or the specified portion, of payment in the foreign currency and (2) its instructions for wire transfer of payment to a foreign currency account.

     A further description of DTC's procedures regarding global securities representing book-entry notes is set forth in the prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup Global Markets Holdings, the agents and the trustee that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at the option of Citigroup Global Markets Holdings, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, the note may be redeemed on each optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will mail notice of redemption, first class, postage prepaid, to the holder of the note. Unless otherwise specified in the applicable pricing supplement, Citigroup Global Markets Holdings may exercise the option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of that note or notes upon the cancellation of the note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup Inc.'s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup Inc. will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of that note will have the option to elect repayment of the note by Citigroup Global Markets Holdings prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to such optional repayment date, the note may be repaid on each optional repayment date.

     In order for a note to be repaid, the trustee for the note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

     (1) the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

        - the name of the holder of the note;

        - the principal amount of the note to be repaid;

        - the certificate number or a description of the tenor and terms of the note;

        - a statement that the option to elect repayment is being exercised; and

        - a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the telegram, telex, facsimile transmission or letter.

     If the guarantee procedure described in clause (2) above is followed, then the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

     If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an original issue discount note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to the note;
       and

     - the amount payable on the optional redemption date.

In the event that any note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on the optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup Global Markets Holdings may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings may, at the discretion of Citigroup Global Markets Holdings, be held, resold or surrendered to the trustee for those notes for cancellation.

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - traders in securities that elect mark to market;

     - persons that will hold notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a note and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to those notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this prospectus supplement, the term United States holder means:

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

     - a trust, if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

As used in this summary, the term "non-United States holder" means a holder who is not a United States holder and the term "United States" means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

     If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

     - the average exchange rate in effect during the interest accrual period, or portion thereof within the holder's taxable year; or

     - at the holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or
       (2) the date of receipt, if that date is within five business days of the last day of the accrual period.

Such an election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes.

Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the cost of that note to such holder

     (1) increased by any amounts includible in income by the holder as OID and market discount (each as described below) and

     (2) reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the note.

     In the case of a foreign currency note, the cost of the note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of the note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency note in respect of OID, market discount and premium will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of the specified currency to purchase a foreign currency note generally will not result in taxable gain or loss for a United States holder.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in the note. If a United States holder receives a specified currency other than the U.S. dollar in respect of the disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the note.

     In the case of a foreign currency note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of that disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange
(1) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

     Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition.

     Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note.

Original Issue Discount

     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

     Foreign Currency Notes. In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

     - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

     - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of the accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if that date is within five business days of the last day of the accrual period.

All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the rate of exchange applicable to such previous accrual.

     Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement,

     - "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID note over the OID note's adjusted issue price; and

     - "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

     The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

     If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, i.e., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

     Market discount on a foreign currency note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.

Short-Term Notes

     The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.

     First, none of the interest on a short-term note is treated as qualified stated interest. Instead, interest on a short-term note is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

     Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

     A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

     Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Global Markets Holdings entitled to vote and is not a controlled foreign corporation related to Citigroup Global Markets Holdings through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Global Markets Holdings nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                              PLAN OF DISTRIBUTION

     The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Inc., or other broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings, as agents. Citigroup Global Markets Inc. has agreed to use its reasonable efforts to solicit orders to purchase notes. The agents and Citigroup Global Markets Holdings will sign an agency agreement. A form of agency agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. An agent will have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

                            PUBLIC                AGENTS'                   PROCEEDS, BEFORE
                           OFFERING              DISCOUNTS                    EXPENSES, TO
                             PRICE            AND COMMISSIONS       CITIGROUP GLOBAL MARKETS HOLDINGS
                           --------           ---------------       ---------------------------------
Principal Amount......  $10,332,545,345   $2,066,509-$516,627,267    $10,330,478,836-$9,815,918,078
Total.................             100%         0.02%-5.00%                  99.98%-95.00%

     Citigroup Global Markets Holdings may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agents may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Global Markets Holdings.

     Unless otherwise specified in the applicable pricing supplement, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the agency agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. An agent may make a market in the notes, but no agent is obligated to do so. An agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     In addition to the notes being offered through the agents as described herein, securities in bearer form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Global Markets Holdings on a continuous basis outside the United States by one or more broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings. Such subsidiaries or affiliates may also purchase the securities in bearer form as principal for their own account or for resale. Any securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus.

     Citigroup Global Markets Holdings estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $4,906,000.

     An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Global Markets Holdings has agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indentures referred to in the prospectus.

     The broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings, including Citigroup Global Markets Inc., are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by an agent or other subsidiaries or affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. An agent or these other subsidiaries or affiliates may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, will act as legal counsel to Citigroup Global Markets Holdings. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will act as legal counsel for the agents. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                $10,332,545,345

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                 JULY 11, 2003

                             (INCLUDING PROSPECTUS
                              DATED JUNE 30, 2003)

                         ------------------------------

                                   CITIGROUP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

May Offer --

                                           $10,332,545,345

                                DEBT SECURITIES
                                 INDEX WARRANTS

     Citigroup Global Markets Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Global Markets Holdings Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

                                   CITIGROUP

June 30, 2003

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Citigroup Global Markets Holdings and all material terms of the offered securities which are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that Citigroup Global Markets Holdings may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in "Where You Can Find More Information" on page 5 for information on Citigroup Global Markets Holdings, including its financial statements.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

     Citigroup Global Markets Holdings is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Citigroup Global Markets Holdings Inc. to Citigroup Global Markets Holdings Inc. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

     Citigroup Global Markets Holdings' principal executive office is at 388 Greenwich Street, New York, NY 10013, and its telephone number is (212) 816-6000.

           THE SECURITIES CITIGROUP GLOBAL MARKETS HOLDINGS MAY OFFER

     Citigroup Global Markets Holdings may use this prospectus to offer up to $10,332,545,345 of:

     - debt securities; and

     - index warrants.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Citigroup Global Markets Holdings in the form of senior or subordinated debt. Senior debt includes Citigroup Global Markets Holdings' notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

     The senior and subordinated debt will be issued under separate indentures between Citigroup Global Markets Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are incorporated by reference in Citigroup Global Markets Holdings' registration statement No. 333-106272, Citigroup Global Markets Holdings' most recent annual report on Form 10-K, Citigroup Global Markets Holdings' quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup Global Markets Holdings' current reports on Form 8-K filed after the Form 10-K. You can receive copies of these documents by following the directions on page 5.

     General Indenture Provisions that Apply to Senior and Subordinated Debt

     - None of the indentures limits the amount of debt that Citigroup Global Markets Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup Global Markets Holdings, although the senior debt indenture does limit Citigroup Global Markets Holdings' ability to pledge the stock of certain important subsidiaries. These thresholds are described below under "Description of Debt Securities."

     - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series and provides for the issuance of securities in book-entry, certificated and, in limited circumstances, bearer form.

     - The indentures allow Citigroup Global Markets Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Citigroup Global Markets Holdings' responsibilities for the debt. Unless the transaction resulted in an event of default, Citigroup Global Markets Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

     - The indentures provide that holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change Citigroup Global Markets Holdings' obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

     - Citigroup Global Markets Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup Global Markets Holdings' obligations under the particular securities when due.

     - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

     Events of Default

     The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

     - failure to pay principal or premium, if any, when due;

     - failure to pay required interest for 30 days;

     - failure to make a sinking fund payment when due;

     - failure to perform covenants for 60 days after notice;

     - certain events of insolvency or bankruptcy, whether voluntary or not; and

     - any additional events as may be set forth in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Global Markets Holdings in the subordinated indenture or any other default which is not also an event of default.

     Remedies

     Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities.

     Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that subordinated debt series may rescind that acceleration of the subordinated debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

INDEX WARRANTS

     Citigroup Global Markets Holdings may issue index warrants independently or together with debt securities. Citigroup Global Markets Holdings will issue any series of index warrants under a separate index warrant agreement between Citigroup Global Markets Holdings and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup Global Markets Holdings' future current reports and incorporated by reference in its registration statement No. 333-106272. You can receive copies of these documents by following the directions on page 5.

     Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup Global Markets Holdings an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

     The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup Global Markets Holdings will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

     Citigroup Global Markets Holdings will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup Global Markets Holdings will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market's National Market, the American Stock Exchange or the Chicago Board Options Exchange.

     The index warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

     Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

                                USE OF PROCEEDS

     Citigroup Global Markets Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Citigroup Global Markets Holdings may also use a portion of the proceeds to refinance or extend the maturity of existing debt obligations. Citigroup Global Markets Holdings may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

     Citigroup Global Markets Holdings may sell the offered securities in any of the following ways:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Citigroup Global Markets Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Global Markets Holdings is granting the underwriters, dealers or agents.

     If Citigroup Global Markets Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Citigroup Global Markets Holdings expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries or affiliates, including Citigroup Global Markets Inc. These broker-dealer subsidiaries or affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Global Markets Holdings or any of its subsidiaries or affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup Global Markets Holdings filed a registration statement (No. 333-106272) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup Global Markets Holdings files annual, quarterly and current reports and other information with the SEC. You may read and copy any document Citigroup Global Markets Holdings files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's home page on the world wide web on the internet at "http://www.sec.gov".

     The SEC allows Citigroup Global Markets Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup Global Markets Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup Global Markets Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

     (c) Current Reports on Form 8-K filed on January 22, 2003, April 7, 2003, April 14, 2003, April 28, 2003, April 30, 2003 and June 2, 2003.

     All documents Citigroup Global Markets Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup Global Markets Holdings at the following address:
Treasurer
Citigroup Global Markets Holdings Inc.
388 Greenwich Street
New York, NY 10013
(212) 816-6000

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Citigroup Global Markets Holdings has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup Global Markets Holdings is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Citigroup Global Markets Holdings' business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

     Citigroup Global Markets Holdings operates through its subsidiaries in three business segments: Investment Services, Private Client Services and Asset Management. Citigroup Global Markets Holdings provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research, brokerage and other financial services to its customers, and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, Citigroup Global Markets Holdings refers to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries.

     Citigroup Inc., Citigroup Global Markets Holdings' parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup Global Markets Holdings is a global, full-service investment banking and securities brokerage firm. Citigroup Global Markets Holdings provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. At December 31, 2002, the firm had more than 12,600 Financial Consultants, located in more than 500 offices worldwide.

     Citigroup Global Markets Holdings' global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Citigroup Global Markets Holdings frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     Private Client Services provides investment advice, financial planning and brokerage services to affluent individuals, small and mid-size companies, and non-profit and large corporations primarily through the worldwide network of Smith Barney Financial Consultants. In addition, Private Client Services provides independent client-focused research to individuals and institutions around the world.

     The portion of Citigroup's Asset Management segment housed within Citigroup Global Markets Holdings is comprised primarily of two asset management business platforms: Salomon Brothers Asset Management and Smith Barney Asset Management. These platforms offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds and managed accounts. In addition, this Asset Management Group offers a broad range of unit investment trusts.

     The principal office of Citigroup Global Markets Holdings is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 816-6000. Citigroup Global Markets Holdings, a New York corporation, was incorporated in 1977.

                          USE OF PROCEEDS AND HEDGING

     General. Citigroup Global Markets Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

     - funding the business of its operating units;

     - funding investments in, or extensions of credit or capital contributions to, its subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Global Markets Holdings expects to incur additional indebtedness in the future to fund its businesses. Citigroup Global Markets Holdings or an affiliate may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup Global Markets Holdings or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the assets that are used to determine the relevant index or indices. Citigroup Global Markets Holdings or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Global Markets Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

     Citigroup Global Markets Holdings expects that it or one or more of its subsidiaries or affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or other derivative or similar instruments related to the index and the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

     In addition, Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates has a long hedge position in, options contracts in, or other derivative or similar instruments related to, the underlying assets or index, Citigroup Global Markets Holdings or one or more of its subsidiaries or affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Citigroup Global Markets Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Global Markets Holdings has no reason to believe that its hedging activities, as well as those of its subsidiaries and affiliates, will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Global Markets Holdings cannot guarantee you that its hedging activities, as well as those of its subsidiaries and affiliates, will not affect such prices or value. Citigroup Global Markets Holdings or its subsidiaries will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the consolidated ratio of earnings to fixed charges of Citigroup Global Markets Holdings for the three months ended March 31, 2003 and each of the five most recent fiscal years.

                                             THREE MONTHS
                                                ENDED               YEAR ENDED DECEMBER 31,
                                              MARCH 31,       ------------------------------------
                                                 2003         2002    2001    2000    1999    1998
                                            --------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges......        1.74x         1.44x   1.34x   1.32x   1.46x   1.11x

                            EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries participating in Stage III of the European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became a participating member state on January 1, 2001. Other member states of the European Union may still become participating member states.

     Stage III includes the introduction of the euro, which is legal tender in the participating member states. On and after January 1, 2002, the national currencies of participating member states ceased to exist and the sole legal tender in such states is the euro. The European Union has adopted regulations providing specific rules for the introduction of the euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities offered by this prospectus will be unsecured obligations of Citigroup Global Markets Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference in the registration statement on Form S-3 (No. 333-106272) under the Securities Act of 1933 of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Citigroup Global Markets Holdings or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be Bank One Trust Company, N.A., as successor trustee, and the trustee under the subordinated debt indenture will be Deutsche Bank Trust Company Americas (formerly Bankers Trust Company). Citigroup Global Markets Holdings may, at its option, appoint others, including Citibank, N.A., to act as paying agent, transfer agent and/or registrar.

GENERAL

     The indentures provide that unsecured senior or subordinated debt securities of Citigroup Global Markets Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Global Markets Holdings. The indentures do not limit the amount of debt securities that may be issued under them (Section 301). Citigroup Global Markets Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

     United States federal income tax consequences and other special considerations applicable to any variable rate debt securities exchangeable for fixed rate debt securities or debt securities issued by Citigroup Global Markets Holdings at a discount will be described in the applicable prospectus supplement.

     Because Citigroup Global Markets Holdings is a holding company, the claims of creditors of Citigroup Global Markets Holdings' subsidiaries will have a priority over Citigroup Global Markets Holdings' equity rights and the rights of Citigroup Global Markets Holdings' creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the indenture under which such debt securities are being issued;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - if other than in United States dollars, the currency or currency unit in which payment will be made;

     - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amount will be determined;

     - if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

     - if any payments may be made at the election of Citigroup Global Markets Holdings or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Global Markets Holdings;

     - any obligation of Citigroup Global Markets Holdings to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     - any provisions for the discharge of Citigroup Global Markets Holdings' obligations relating to the debt securities by deposit of funds or United States government securities;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - the date of any global security if other than the original issuance of the first debt security to be issued;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

     - any other specific terms of the debt securities (Section 302).

     The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Global Markets Holdings. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such series of debt securities may be adjusted.

     The debt securities will be issued in registered form or bearer form or both. If issued in bearer form, the debt securities may be issued with or without coupons attached. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 301). The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Global Markets Holdings in bearer form will be described in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Global Markets Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 305). Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Payments on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities, in the case of registered notes, at the principal corporate trust office of the relevant trustee in New York City or, in the case of notes in bearer form, at the office of the relevant trustee in London. In the case of notes in registered form, payment will be made to the registered holder appearing in the register of note holders maintained by the registrar at the close of business on the record date for such payment. In the case of notes in registered form, interest payments may be made at the option of Citigroup Global Markets Holdings, by a check mailed to the holder at his registered address. (Section 307). Payments in any other manner will be specified in the prospectus supplement.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings except subordinated debt (Subordinated Debt Indenture,
Section 1601).

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of Citigroup Global Markets Holdings.

     If Citigroup Global Markets Holdings defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup Global Markets Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

     - securities of Citigroup Global Markets Holdings or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinated to Senior Indebtedness; and

     - payments made from a defeasance trust as described below.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup Global Markets Holdings, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full (Subordinated Debt Indenture, Section 1601).

     "Senior Indebtedness" means all:

     - indebtedness of, or guaranteed by, Citigroup Global Markets Holdings (except for subordinated debt or the debt securities and coupons issued or issuable under an indenture dated July 1, 1986, between Citigroup Global Markets Holdings, as successor, and The Bank of New York, as successor trustee) that is for money borrowed, that arises in the acquisition of any business, properties, securities or assets other than in the ordinary course of business, or that is secured, in whole or in part, by real or personal property;

     - capital lease obligations of, or guaranteed by, Citigroup Global Markets Holdings in any sale and lease-back transactions; and

     - amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Subordinated Debt Indenture, Section
       101).

COVENANTS

     Limitations on Liens. The senior debt indenture provides that Citigroup Global Markets Holdings will not, and will not permit any subsidiary to, incur, issue, assume, guarantee, or suffer to exist any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of voting stock of any Restricted Subsidiary, whether such stock is owned or later acquired, without effectively providing that the debt securities shall be secured equally and ratably with such debt (Senior Debt Indenture, Section 1205). The subordinated debt indenture does not contain a similar provision.

     "Restricted Subsidiary" means Citigroup Global Markets Inc. and any subsidiary which owns or acquires any of its voting stock or succeeds to a substantial part of its business. "Voting stock" means stock having power for election of directors. (Senior Debt Indenture, Section 101).

     Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup Global Markets Holdings will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - the successor corporation waives any right to redeem any debt securities in bearer form;

     - the successor corporation, if other than Citigroup Global Markets Holdings, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

     - immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 1001).

     Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Citigroup Global Markets Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

     Citigroup Global Markets Holdings and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     - change the fixed maturity of any such securities;

     - reduce the rate or extend the time of payment of interest on such securities;

     - reduce the principal amount of such securities or the premium, if any, on such securities;

     - reduce the amount of the principal of any securities issued originally at a discount;

     - change the currency in which any such securities are payable;

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

     - limit Citigroup Global Markets Holdings' responsibility to maintain a paying agent outside the U.S. for debt securities in bearer form;

     - limit Citigroup Global Markets Holdings' obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

     - reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

     - change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Senior Debt Indenture, Section 1102).

     In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 1102).

EVENTS OF DEFAULT AND DEFAULTS

     Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 501; Subordinated Debt Indenture, Section
       507).

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Global Markets Holdings in the subordinated indenture or any other default which is not also an event of default (Subordinated Debt Indenture, Sections 501 and 502).

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of that series may declare each debt security of that series due and payable (Section 502). Citigroup Global Markets Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Global Markets Holdings of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 1206; Subordinated Debt Indenture, Section 1205).

     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities (Section 502).

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past events of default regarding that series (Section 502). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 507).

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series (Section 506).

     Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action. (Section 507).

DEFEASANCE

     If so specified when the debt securities of a particular series are created, after Citigroup Global Markets Holdings has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series when due, then Citigroup Global Markets Holdings, at its option:

     - will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series on the 91st day after the applicable conditions described below are satisfied, which is known as "defeasance and discharge;" or

     - will cease to be under any of the obligations described above under "Covenants -- Limitation on Liens" and "Covenants -- Limitations on Mergers and Sales of Assets" relating to the debt securities of the series, other than to pay when due the principal of, premium, if any, and interest on those debt securities, which is known as "covenant defeasance."

     Citigroup Global Markets Holdings must deliver to the trustee an opinion of counsel accompanied by a ruling received or published by the Internal Revenue Service to the effect that the holders of the debt securities of the series will have no United States federal income tax consequences as a result of Citigroup Global Markets Holdings' exercise of its defeasance option. If the debt securities are listed on the New York Stock Exchange, Citigroup Global Markets Holdings must also deliver the trustee an opinion of counsel stating that defeasance would not cause the debt securities to be delisted.

     When there is a defeasance and discharge, (1) the indentures will no longer govern the debt securities of that series, (2) Citigroup Global Markets Holdings will no longer be liable for payment and (3) the holders of those debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     The obligations and rights under the debt indentures regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options (Article 15).

     Under current United States federal income tax law, defeasance and discharge should probably be treated as a taxable exchange of the debt securities for an interest in the trust. As a consequence, each holder of the debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's tax basis for the debt securities deemed exchanged. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

     Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of debt securities. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

CONCERNING THE TRUSTEES

     Citigroup Global Markets Holdings and certain of its subsidiaries or affiliates maintain lines of credit or have other banking relationships with the trustees in the ordinary course of business.

                         DESCRIPTION OF INDEX WARRANTS

     The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup Global Markets Holdings, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

     Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup Global Markets Holdings and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup Global Markets Holdings under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of the index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

GENERAL

     The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup Global Markets Holdings will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of the series.

     Each index warrant will entitle the warrant holder to receive from Citigroup Global Markets Holdings, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

     - one or more specified securities or securities indices;

     - one or more specified foreign currencies or currency indices;

     - a combination thereof; or

     - changes in such measure or differences between two or more such measures.

     The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

     If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup Global Markets Holdings a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the index warrants will be deemed to be automatically exercised upon expiration. Upon an automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on an exercise of the index warrants.

     You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, Citigroup Global Markets Holdings will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

     The applicable prospectus supplement relating to any series of index warrants will describe the following:

     - the aggregate number of index warrants;

     - the offering price of the index warrants;

     - the measure or measures by which payment or distribution on the index warrants will be determined;

     - certain information regarding the underlying securities, foreign currencies or indices;

     - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

     - the date on which the index warrants may first be exercised and the date on which they expire;

     - any minimum number of index warrants exercisable at any one time;

     - any maximum number of index warrants that may, at Citigroup Global Markets Holdings' election, be exercised by all warrant holders or by any person or entity on any day;

     - any provisions permitting a warrant holder to condition an exercise of index warrants;

     - the method by which the index warrants may be exercised;

     - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

     - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

     - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

     - the time or times at which amounts will be payable or distributable in respect of the index warrants following exercise or automatic exercise;

     - any national securities exchange on which, or self-regulatory organization with which, the index warrants will be listed;

     - any provisions for issuing the index warrants in certificated form;

     - if the index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

     - any other terms of such index warrants.

     Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

LISTING

     Unless otherwise indicated in the prospectus supplement, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of those index warrants.

MODIFICATION

     The index warrant agreement and the terms of the related index warrants may be amended by Citigroup Global Markets Holdings and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

     - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

     - maintaining the listing of the index warrants on any national securities exchange or with any other self-regulatory organization;

     - registering the index warrants under the Exchange Act;

     - permitting the issuance of individual index warrant certificates to warrant holders;

     - reflecting the issuance by Citigroup Global Markets Holdings of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

     - for any other purpose which Citigroup Global Markets Holdings may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

     Citigroup Global Markets Holdings and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

     - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

     - shortens the period of time during which the index warrants may be exercised;

     - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

     - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup Global Markets Holdings or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup Global Markets Holdings, then the assuming corporation will succeed to the obligations of Citigroup Global Markets Holdings under the index warrant agreement and the related index warrants. Citigroup Global Markets Holdings will then be relieved of any further obligation under the index warrant agreement and index warrants and may then be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most series of debt securities and index warrants will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities or index warrants and will be considered the sole owner of the securities for purposes of the indenture or index warrant agreement.

     Purchasers may only hold interests in the global notes or index warrants through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities or index warrants for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture or index warrant agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for the global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for DTC within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes or index warrants will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Citigroup Global Markets Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     The information in this section about DTC has been obtained from sources that Citigroup Global Markets Holdings believes to be reliable but Citigroup Global Markets Holdings takes no responsibility for the accuracy thereof.

                    LIMITATIONS ON ISSUANCES IN BEARER FORM

     In compliance with United States federal income tax laws and regulations, Citigroup Global Markets Holdings and any underwriter, agent or dealer participating in the offering of any debt security or index warrant in bearer form will agree that, in connection with the original issuance of such debt security or index warrant in bearer form and during the period ending 40 days after the issue date of such debt security or index warrant in bearer form, they will not offer, sell or deliver such debt security or index warrant in bearer form, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Debt securities or index warrants in bearer form will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. person who holds debt securities or index warrants in bearer form will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such debt securities or index warrants in bearer form.

     As used herein, "U.S. person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (1) a United States court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions.

     Pending the availability of a definitive global security or individual debt securities or index warrants in bearer form, as the case may be, debt securities that are issuable in bearer form may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual debt securities in bearer form and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual debt securities, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A Certificate of Non-U.S. Beneficial Ownership is a certificate to the effect that a beneficial interest in a temporary global security or warrant in bearer form is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive debt security or index warrant in bearer form be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No debt security or index warrant in bearer form will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be paid to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of warrants in bearer form (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a warrant in bearer form) will be described in the prospectus supplement relating to such warrants in bearer form.

                              PLAN OF DISTRIBUTION

     Citigroup Global Markets Holdings may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include any broker-dealer subsidiary or affiliate of Citigroup Global Markets Holdings.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of the offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to Citigroup Global Markets Holdings from such sales;

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange or any other securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Citigroup Global Markets Holdings will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Citigroup Global Markets Holdings to one or more institutional purchasers, or through agents designated by Citigroup Global Markets Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Global Markets Holdings to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Citigroup Global Markets Holdings may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Citigroup Global Markets Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Global Markets Holdings at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer subsidiaries or affiliates of Citigroup Global Markets Holdings are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary or affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates, including Citigroup Global Markets Inc., may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, dealers or agents. The underwriters, dealers or agents may agree to allocate a number of notes to underwriters, dealers or agents for sale to their online brokerage account holders. The underwriters, dealers or agents will allocate notes to underwriters, dealers or agents that may make

Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters, dealers or agents to securities dealers who resell notes to online brokerage account holders.

     Underwriters, dealers and agents may be entitled, under agreements with Citigroup Global Markets Holdings, to indemnification by Citigroup Global Markets Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Global Markets Holdings and affiliates of Citigroup Global Markets Holdings in the ordinary course of business.

     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt securities or index warrants of Citigroup Global Markets Holdings on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Citigroup Global Markets Holdings has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. Citigroup Global Markets Holdings and any direct or indirect subsidiary or affiliate of Citigroup Global Markets Holdings may each be considered a "party in interest" within the meaning of ERISA and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), to many employee benefit plans and retirement accounts. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which Citigroup Global Markets Holdings or any direct or indirect subsidiary or affiliate of Citigroup Global Markets Holdings is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

     Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

                                 LEGAL MATTERS

     Richard Ketchum, Esq., General Counsel of Citigroup Global Markets Holdings, 388 Greenwich Street, New York, New York 10013, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup Global Markets Holdings. Mr. Ketchum beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup Inc. Cleary, Gottlieb, Steen & Hamilton, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup Global Markets Holdings and its subsidiaries and affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup Global Markets Holdings Inc. as of and for the years ended December 31, 2002 and 2001 have been audited by KPMG LLP, independent certified public accountants, as set forth in their report dated January 21, 2003 on the consolidated financial statements. The consolidated financial statements are included in Citigroup Global Markets Holdings' annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup Global Markets Holdings' methods of accounting for goodwill and intangible assets, and, in 2001, in Citigroup Global Markets Holdings' methods of accounting for derivative instruments and hedging activities. The consolidated financial statements of Citigroup Global Markets Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Global Markets Holdings issued at future dates, and consents to the use of their report thereon such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

     The financial statements incorporated in this prospectus by reference to Citigroup Global Market Holdings' annual report on Form 10-K for the year ended December 31, 2000, as included on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         -----
              PRICING SUPPLEMENT
Summary Information -- Q&A.............   PS-2
Incorporation of Certain Documents by
  Reference............................   PS-4
Risk Factors Relating to the ELKS......   PS-5
Description of the ELKS................   PS-9
Hewlett-Packard Company................  PS-17
Historical Data on the Common Stock of
  Hewlett-Packard Company..............  PS-18
Certain United States Federal Income
  Tax Considerations...................  PS-19
ERISA Matters..........................  PS-22
            PROSPECTUS SUPPLEMENT
Risk Factors...........................    S-3
Important Currency Information.........    S-6
Description of the Notes...............    S-7
United States Federal Income Tax
  Considerations.......................   S-33
Plan of Distribution...................   S-40
Legal Matters..........................   S-41
                  PROSPECTUS
Prospectus Summary.....................      1
Forward-Looking Statements.............      6
Citigroup Global Markets Holdings
  Inc..................................      7
Use of Proceeds and Hedging............      8
Ratio of Earnings to Fixed Charges.....      9
European Monetary Union................     10
Description of Debt Securities.........     11
Description of Index Warrants..........     18
Book-Entry Procedures and Settlement...     21
Limitations on Issuances in Bearer
  Form.................................     22
Plan of Distribution...................     23
ERISA Matters..........................     26
Legal Matters..........................     26
Experts................................     26

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                                   CITIGROUP
                                 GLOBAL MARKETS
                                 HOLDINGS INC.
                               MEDIUM-TERM NOTES,
                                    SERIES A

                                  $10,050,000
                                PRINCIPAL AMOUNT
                       EQUITY LINKED SECURITIES (ELKS(R))
                          BASED ON THE COMMON STOCK OF
                            HEWLETT-PACKARD COMPANY

                              DUE JANUARY 18, 2005
                       ($1,000 PRINCIPAL AMOUNT PER ELKS)
                                  ------------

                               PRICING SUPPLEMENT

                                JANUARY 6, 2004
                     (INCLUDING PROSPECTUS SUPPLEMENT DATED
                       JULY 11, 2003 AND PROSPECTUS DATED
                                 JUNE 30, 2003)
                                  ------------
                                   CITIGROUP
             ------------------------------------------------------
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